Exhibit 5(c)

                            ADVISORY AGREEMENT

    AGREEMENT made as of the 28th day of February, 1997, between PAUZE, SWANSON & ASSOCIATES INVESTMENT ADVISORS, INC., a corporation organized under the laws of the State of Texas and having its principal place of business in Houston, Texas (the "Advisor"), and PAUZE FUNDS, a Massachusetts business trust having its principal place of business in Houston, Texas (the "Trust").

    WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940 (the "1940 Act"); and

    WHEREAS, the Advisor is engaged principally in the business of rendering investment management services and is registered under the Investment Advisors Act of 1940; and

    WHEREAS, the Advisor, together with the initial administrative service provider, caused the Trust to be organized in late 1993 and, upon resignation of the initial administrative service provider in February 1996, assumed many of the administrative responsibilities of that entity; and

    WHEREAS, the Trust and Advisor have a continuing investment advisory arrangement under the Advisory Agreement last approved by shareholders in December 1995 and May 1996, which Agreement shall not be affected hereby unless approved by shareholders of the existing series of the Trust; and

    WHEREAS, the Trust intends to offer shares in the Pauze Tombstone
Fund [such series (the "Initial Fund") together with all other series established by the Trust with respect to which the Trust desires to retain the Advisor to render investment advisory services hereunder and the Advisor is willing so to do (collectively referred to as the "Funds")];

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

    1. APPOINTMENT OF ADVISOR

    (a) Initial Fund. The Trust hereby appoints the Advisor to act as Advisor and investment advisor to the Initial Fund for the period and on the terms herein set forth. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Advisor to render management and investment advisory services hereunder, it shall so notify the Advisor in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Advisor is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

    2. DUTIES OF ADVISOR

    The Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

    (a) Investment Program. The Advisor will (i) furnish continuously an investment program of each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund. The Advisor will also manage, supervise and conduct the other affairs and business of the Trust of each Fund thereof and matters incidental thereto, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Declaration of Trust and By-laws and the 1940 Act.

    (b) Office Space and Facilities. The Advisor shall furnish the Trust office space in the offices of the Advisor, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any administrative service provider, dividend disbursing agent, transfer agent, registrar or custodian, and accounting and bookkeeping services to provided by the Trust's transfer agent, record keeping service or custodian.

    (c) Personnel. The Advisor shall provide all necessary executive and clerical personnel for administering the affairs of the Trust, and shall compensate all personnel, officers and Trustees of the Trust if such persons are also employees of the Advisor or its affiliates, except as provided in Paragraph 3(f) hereof.

    (d) Distribution Expenses. Except as may be provided in any underwriting agreements or distribution expense plans as contemplated by Rule 12b-1 under the 1940 Act, the Advisor shall bear all sales, promotions or distribution expenses in connection with the distribution of shares of any Fund and shall be the sole judge of the extent to which sales or promotion expenses shall be incurred; provided however, that the Advisor shall not be obligated to pay for any portion of the cost of prospectuses or periodic reports provided to shareholders. Expenses incurred in complying with laws regulating the issue or sale of securities shall not be deemed to be sales, promotion or distribution expenses.

    (e) Portfolio Transactions. The Advisor shall place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Advisor, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(c). In executing portfolio transactions and selecting brokers or dealers, the Advisor will at all times seek for the Funds the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. You should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution and in selecting the broker or dealer to execute a particular transaction, the Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934) provided to any Fund and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

    (f) Use of Affiliated Broker or Dealer. In connection with placing orders for the purchase and sale of portfolio securities the Advisor may utilize the services of an affiliated broker or dealer provided the transactions are effected and reported in accordance with Trust procedures adopted pursuant to Section 17(e) of the 1940 Act and Rule 17e-1 thereunder.

    3. ALLOCATION OF EXPENSES.

    Except for the services and facilities to be provided by the Advisor as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Advisor for any such expenses incurred by the Advisor. The expenses to be borne by the Trust shall include, without limitation:

    (a) The charges and expenses of any registrar, stock transfer or dividend disbursing agent, administrative service provider, custodian, or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

    (b) the charges and expenses of auditors;

    (c) brokerage commissions for transactions in the portfolio securities of the Trust;

    (d) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

    (e) the cost of stock certificates (if any) representing shares of the Trust;

    (f) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Advisor in performing such functions for the Trust, and including compensation of persons who are Advisor employees in proportion to the relative time spent on such matters;

    (g) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

    (h) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders [but not expenses of printing and mailing of prospectuses and literature used for promotional purposes in accordance with Paragraph 2(d) above];

    (i) compensation and travel expenses of Trustees who are not "interested persons" within the meaning of the 1940 Act;

    (j) the expense of furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

    (k) charges and expenses of legal counsel and internal audit/compliance personnel in connection with matters relating to the Trust, including, without limitations, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

    (l) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute, the No Load Mutual Fund Association, or Commerce Clearing House by officers and Trustees of the Trust, and the membership or association dues of such organizations;

    (m) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

    (n) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

    (o) interest payable on Trust borrowings; and

    (p) postage.

    4. ADVISORY FEE.

    (a) For the services and facilities to be provided to the Fund by the Advisor as provided in Paragraph 2 hereof and the licensing agreement attachment attached hereto and incorporated herein by reference, the Trust shall pay the Advisor a monthly fee with respect to the Fund as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth below based upon the Monthly Average Net Assets [as defined in subparagraph (c) below] of such Fund for such calendar month:

                          ADVISORY FEE SCHEDULE

                                                Monthly Fee Rate
                                                ----------------
    Pauze Tombstone Index Fund                    1/12 of 0.38%

    (b) In the case of termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the business days which it is so in effect.

    (c) The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Declaration of Trust of the Trust, as of the close of business on each day during such month that such Fund was open for business, by (ii) the number of such days.

    5. TRUST TRANSACTIONS.

    This Agreement shall not prevent the purchase of shares of the Trust by the Advisor or any of its officers or Directors for their account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

    6. RELATIONS WITH TRUST.

    Subject to and in accordance with the Declaration of Trust and By-laws of the Trust and the Articles of Incorporation and By-laws of the Advisor, respectively, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, officers, or otherwise; that directors, officers, agents and shareholders of the Advisor are or may be interested in the Trust as Trustees, officers, shareholders, or otherwise; that the Advisor (or any such successor) is or may be interested in the Trust as a shareholder or otherwise; and that the effect of any such adverse interests shall be governed by said Declaration of Trust, Articles of Incorporation and By-laws.

    7. LIABILITY OF ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST.

    No provision of this Agreement shall be deemed to protect the Advisor against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

    8. DURATION AND TERMINATION OF THIS AGREEMENTS.

    (a) Duration. This Agreement shall become effective with respect to each Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Advisor in accordance with Paragraph 1(b) hereof that the Manager is willing to serve as Advisor with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force for a period of two years from the date hereof with respect to the Initial Fund and, with respect to each additional Fund, until one year following the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for period on one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

    Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless approval shall be required by any other applicable law or otherwise.

    (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Advisor on sixty (60) days' written notice to the other party.

    (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

    9. SERVICES NOT EXCLUSIVE.

    The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

    10.  LIMITATION OF LIABILITY.

    (a) The Trust. The term "Pauze Funds" means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement of the Trust dated February 13, 1996, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

    (b) The Advisor. It is expressly agreed that the obligations of the Advisor hereunder shall not be binding upon any of the shareholders, nominees, officers, agents or employees of the Advisor, personally, but bind only the assets and property of the Advisor, respectively. The execution and delivery of the Agreement have been authorized by the directors and officers of the Advisor and signed by an authorized officer of the Advisor, acting as such, and neither such authorization by such directors and officers nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Advisor, respectively. This limitation of liability shall not be deemed to protect the shareholders, nominees, officers, agents or employees of the Advisor against any liability to the Trust or its shareholders to which they might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of their duties or the reckless disregard of their obligations and duties under this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement (including the attached licensing agreement) to be executed as of the date first set forth above.


PAUZE FUNDS                                 PAUZE SWANSON & ASSOCIATES
                                            INVESTMENT ADVISORS, INC.


By /s/ PHILIP C. PAUZE                      By /s/ PHILIP C. PAUZE
   ----------------------------------          ------------------------------
       Philip C. Pauze, President                  Philip C. Pauze, President


   Attest:                                     Attest:
   Secretary                                   Secretary

                     ATTACHMENT TO ADVISORY AGREEMENT

                    LICENSING AGREEMENT BY AND BETWEEN
      PAUZE SWANSON CAPITAL MANAGEMENT CO.(tm) AND PAUZE FUNDS(tm).


    WHEREAS, Pauze Swanson Capital Management Co.(tm) is an Investment Advisory firm registered with the Securities Exchange Commission, with its principal offices located in Houston, Texas (the "Advisor"), and

    WHEREAS, Pauze Funds(tm) is an Open End Investment Management Co., organized as a Massachusetts business trust pursuant to the Investment Company Act of 1940, with its principal offices located at 14340 Torrey Chase Blvd., Houston, Texas 77014 (the "Trust" ), and

    WHEREAS, the Advisor owns the trademarks, "Pauze Tombstone Common Stock Index(tm)" and "Pauze Tombstone Fund(tm)", and owns the copyright to the work product comprising the Pauze Tombstone Common Stock Index(tm), and

    WHEREAS, the Trust has filed a registration statement with the Securities Exchange Commission to register and offer a new series fund and desires to market the Fund under the name, Pauze Tombstone Fund(tm) (the "Fund"), and

    WHEREAS, the Trust periodically desires to refer to and compare the performance of the Fund to the Pauze Tombstone Common Stock Index(tm), and

    WHEREAS, the Advisor has agreed to allow the Trust to use the names, Pauze Tombstone Common Stock Index(tm) and Pauze Tombstone Fund(tm) in the manner described above, pursuant to the terms and conditions as hereinafter set forth,

    NOW, THEREFORE, as material inducements to and for the execution of this Licensing Agreement (the "Agreement"), and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Advisor and the Trust hereby, contract, covenant and agree as follows:

    1. Subject only to the terms, limitations and conditions of this Agreement, the Advisor grants a license to the Trust to use the name, Pauze Tombstone Fund(tm) as the identifying name of the Fund (the "Fund License"), and to use the name, Pauze Tombstone Fund(tm) as the identifying mark of the Fund in any sales, marketing, advertising, performance or other publication, of any nature whatsoever, whether print media or otherwise, produced by or on behalf of the Fund. The Fund License granted pursuant to this Paragraph shall be exclusive to the Trust for so long as this Agreement remains in effect.

    2. The Advisor further grants a license to the Trust to use, advertise, incorporate, refer to or compare the performance of the Tombstone Common Stock Index(tm) in any sales, marketing, advertising, performance or other publication, of any nature whatsoever, whether print media or otherwise, produced by or on behalf of the Fund (the "Index License"). The Index License granted to the Trust pursuant to this Paragraph shall not be exclusive, and the parties to this Agreement expressly acknowledge and agree that the Advisor may enter into any arrangement it desires with any other party concerning the name, Tombstone Common Stock Index(tm).

    3. The Advisor further grants a license to the Trust to use, advertise, incorporate, refer to or compare the performance of the copyrighted work product comprising the Tombstone Common Stock Index(tm) in any sales, marketing, advertising, performance or othe r publication, of any nature whatsoever, whether print media or otherwise, produced by or on behalf of the Fund (the "Copyright License"). The Copyright License granted to the Trust pursuant to this Paragraph shall not be exclusive, and the parties to this Agreement expressly acknowledge and agree that the Advisor may enter into any arrangement it desires with any other party concerning the copyrighted work product comprising the Tombstone Common Stock Index(tm).

    4. Any party may terminate this Agreement at any time upon sixty days written notice delivered in person or by registered mail to the other party. This Agreement will terminate automatically upon its assignment by the Trust. This Agreement will further terminate automatically upon the termination of the Advisory Agreement between the Trust and the Advisor to which this Agreement is attached. Notwithstanding any of the foregoing, the Trust shall have a period of not less than sixty (60) days after the termination of this Agreement during which time it may continue to exercise its rights under the licenses granted herein, in order for the Trust to make alternate arrangements as necessary.

    6. The parties expressly acknowledge and agree that the obligations of the Trust as set forth in this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, but shall bind only the assets of the Trust as provided in the Master Trust Agreement and/or this Agreement.

    7. This Agreement as set forth above constitutes the entire agreement and understanding of the parties herein as to the subject matter hereof, and supersedes all previous discussions and agreements between the parties as to the matters herein addressed. No party shall be bound by any representation with respect to the subject matter of this Agreement other than as expressly set forth herein. This Agreement may be amended or modified only by a writing signed by all parties hereto.

    8. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, except that any conflict of law rule of that jurisdiction that may require reference to the laws of some other jurisdiction shall be disregarded.

    9. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless survive and continue in full force and effect without being impaired or hampered in any way.

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto to be effective as of the 21st day of April, 1997.


PAUZE FUNDS(tm)

    /s/ PHILIP C. PAUZE
    -------------------------------------
By:     Philip C. Pauze
Its:    President



PAUZE SWANSON CAPITAL MANAGEMENT CO.(tm)

    /s/ PHILIP C. PAUZE
    -------------------------------------
By:     Philip C. Pauze
Its:    President